Exhibit 32

                                 CERTIFICATIONS


     Pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, Mark Eagle and Janice Jones, Executive Committee members of College Partnership, Inc. (the "Company"), and John J. Grace, the Chief Financial Officer of the Company, each hereby certifies that:

     (1) The Company's Quarterly Report on Form 10-QSB for the period ended April 30, 2004 (the "Periodic Report"), to which this Certification is attached as Exhibit 32, fully complies with the requirements of
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company.

Date:  June 22, 2004

By: /s/ Edward Doody                        By: /s/ John J. Grace
--------------------                        ---------------------
President                                   John J. Grace
                                            Chief Financial Officer


The foregoing certification is furnished solely pursuant to 18 U.S. C. Section 1350 and is not being filed as part of the Periodic Report or as a separate disclosure document.